Exhibit 10.1
EXECUTION VERSION
COMMITMENT INCREASE ACTIVATION NOTICE

Date: January 28, 2025

To:    JPMorgan Chase Bank, N.A., as Administrative Agent
under the Credit Agreement referred to below

Reference is made to the Credit Agreement, dated as of October 13, 2022 (as amended by that certain First Amendment, dated as of March 15, 2024, and as further amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”; unless otherwise defined herein, terms defined therein being used herein as therein defined), among BEAZER HOMES USA, INC., a Delaware corporation (the “Borrower”), the lenders or other financial institutions that are parties thereto as lenders, including the Issuing Lenders (collectively, the “Lenders”), and JP MORGAN CHASE BANK, N.A., as administrative agent for the Lenders (the “Administrative Agent”).
This notice (this “Notice”) is an activation notice referred to in Section 2.21 of the Credit Agreement, and, in accordance with such Section, the Borrower and TEXAS CAPITAL BANK (“Texas Cap”), as applicable, hereby notify the Administrative Agent that:
1.The Borrower has requested that Texas Cap increase the amount of its Commitment by $15,000,000 (the “Commitment Increase”), and, subject to the satisfaction of the Increase Conditions (as defined below), Texas Cap hereby agrees to provide the Commitment Increase, effective as of the Increased Facility Closing Date specified below.

2.The Increased Facility Closing Date is January 28, 2025.

3.The agreement of Texas Cap to provide the Commitment Increase is subject to the satisfaction of the following conditions precedent as of the Increased Facility Closing Date and after giving effect to the Commitment Increase (the “Increase Conditions”):

(a) no Default or Event of Default shall have occurred and be continuing;

(b) each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects; provided that, to the extent any such representation and warranty is already qualified by materiality or reference to Material Adverse Effect, such representation shall be true and correct in all respects;

(c) the Administrative Agent shall have received a certificate from the Borrower to the effect of the immediately preceding sub-clauses (a) and (b); provided that, for the avoidance of doubt, the condition set forth in this clause (c) shall be satisfied upon the Administrative Agent’s receipt of this Notice, executed and delivered by the Borrower and Texas Cap;

(d)    The Administrative Agent shall have received from each of the Borrower and Texas Cap a counterpart of this Notice signed on behalf of such party;

(e) the Administrative Agent shall have countersigned this Notice evidencing its consent to the delivery of this Notice less than ten (10) Business Days prior to the Increased Facility Closing Date; and

(f) the Borrower shall have paid (or caused to be paid) to Texas Cap, for its own account, a commitment fee equal to $45,000.

4.In furtherance of the foregoing, the undersigned officer of the Borrower hereby certifies that (x) he is the duly elected and acting Senior Vice President and Chief Financial Officer of the Borrower and (y) in his capacity as such officer of the Borrower, and not in any individual capacity, as of the Increased Facility Closing Date and after giving effect to the Commitment Increase:

(a) no Default or Event of Default has occurred and is continuing; and

(b) each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents is true and correct in all material respects; provided that, to the extent any such representation and warranty is already qualified by materiality or reference to Material Adverse Effect, such representation is true and correct in all respects.

THIS NOTICE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

This Notice may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page hereof by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

[Signature page follows]

BEAZER HOMES USA, INC.

By:	/s/ David I. Goldberg
Name:	David I. Goldberg
Title:	Senior Vice President and Chief Financial Officer

TEXAS CAPITAL BANK

By:	/s/ Danielle E. Poole
Name:	Danielle E. Poole
Title:	Executive Director

Accepted (and, as to paragraph 3(e) above, agreed)
as of the date first set forth above:

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By:	/s/ Arthur Atte
Name:	Arthur Atte
Title:	Vice President

[Signature Page to Commitment Increase Activation Notice]